UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 17, 2015, the Board of Directors of Allegiant Travel Company (the “Company”) approved an amendment to the Company’s By-laws to change the voting standard for an uncontested election of Directors, and to make certain related changes:

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The standard for uncontested elections of Directors was changed to a majority voting standard so that a nominee for Director will be elected to the Board of Directors if the votes cast for the nominee constitute at least a majority of the shares represented and voting at a duly held meeting. Directors will continue to be elected by a plurality of the votes cast if the election is a contested election as defined in the Company's By-Laws.

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Any existing Director nominated for reelection to the Board will be required to tender, prior to the mailing of the proxy statement for the meeting at which the election is to be held, an irrevocable resignation that will be effective upon (i) the failure to receive a majority of the votes cast in an election that is not a contested election, and (ii) acceptance of such resignation by the Board of Directors.

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If a nominee fails to receive the required number of votes for reelection, the Board of Directors (excluding the Director in question) shall, within 90 days after certification of the election results, decide whether to accept the Director's resignation after a process described in the By-Laws.

This summary of the amendment is qualified in its entirety by reference to the complete copy of the amended By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Section 9    Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

Exhibit No.	Description of Document

3.1	By-Laws as amended on February 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2015                        ALLEGIANT TRAVEL COMPANY

By: /s/ Scott Sheldon
Name: Scott Sheldon
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description of Document

3.1	By-Laws as amended on February 17, 2015.